Exhibit 99.1
2011 Share Incentive Plan Key Messages

Compensation Philosophy - Overview (1) Performance-based compensation culture; key metric is Return on Equity (ROE) Compensation has three main components, with the majority performance incentive based: Salary - base compensation Bonus - cash incentive component Equity - Long-term incentive component (LTIP); approximately 25% of total employees in the long-term incentive award program Traditionally used long-term incentives as the most significant element of executive compensation Combination of both performance shares and options; 2008, 2009 and 2010 grants performance shares only Represented for 2010 approx 65% of CEO compensation and approx 45% of other NEO compensation (1) See "Compensation Discussion and Analysis" from Notice of Annual General Meeting of Shareholders and Proxy Statement

Compensation Philosophy - Principles (1) Compensation programs designed with the goal of maximizing shareholder value creation over the long-term. The basic objectives of our executive compensation program are to: attract and retain highly skilled executives; link compensation to achievement of the Company's financial and strategic goals; create commonality of interest between management and shareholders by tying substantial elements of compensation directly to changes in shareholder value over time; maximize the financial efficiency of the overall program to the Company from a tax, accounting, and cash flow perspective; ensure compliance with the highest standards of corporate governance; encourage executives to work hard for the success of the business and work effectively with clients and colleagues for the benefit of the business as a whole (1) See "Compensation Discussion and Analysis" from Notice of Annual General Meeting of Shareholders and Proxy Statement

Compensation Approach Strong link between shareholder return and level of Long Term Incentive Plan (LTIP) vesting Each LTIP award vests over a three- (or four- in the case of 2007) year period and each year of that award is tested against the ROE target This table demonstrates the direct linkage between ROE and LTIP vesting Year 2007 2008 2009 2010 average YTD ROE (net income) 21.7% 3.3% 18.3% 11.2% 2007 Performance Shares (4 yr plan) 166% elig for vesting forfeited 134% elig for vesting 31.6% 82.90% 2008 Performance Shares (3 yr plan) forfeited 134% elig for vesting 31.6% 55.20% 2009 Performance Shares (3 yr plan) 164% elig for vesting 85.6% 124.80% 2010 Performance Shares (3 yr plan) 85.6% 85.6% Underperformance against ROE results in a lower, or no, vesting of that year's LTIP, while over performance results in vesting greater than 100%

2011 Share Incentive Plan 2003 Share Incentive Plan (as amended 2005) comprised approx 9.5 million shares, and has funded grants from August 2003 Pre-IPO through Feb 2011 2011 Share Incentive Plan requests 3 million shares for future grants Shares that are subject to Awards (or portions thereof) that are forfeited, are cancelled, expire, terminate or lapse without the payment of consideration may be granted again under the Plan Grants will be at fair market value Grants may be options, share appreciation rights, restricted shares, or other share-based awards Since 2008 no options have been granted; the annual LTIP is 100% performance share based RSUs, which are not performance based, are used typically for new hires to replace losses from leaving their prior employer

Financial Tests (ISS) Aspen passes ISS's pay for performance test Current level of equity pay annual awards consistent with identified peer company practice and satisfies the ISS annual burn rate test This illustrates both Aspen's pay for performance orientation and conservative use of equity Towers Watson has demonstrated that our executives' remuneration is market competitive What is more, the share repurchase program, while financially accretive, it has a negative impact on dilution and burn rate test Based on Aspen's current understanding of ISS peer group and criteria, Plan will possibly not meet ISS's shareholder value transfer (SVT) test

Ordinary Shares (as at March 1, 2011) Available to grant 1,268,165 Options granted and unexercised (excluding 2003 grants) (1) 1,060,446 Performance shares outstanding Restricted stock units (RSUs) outstanding 2,364,024 257,671 Additional shares requested 3,000,000 Total pro forma cost of stock incentive plans 7,950,306 Ordinary Shares Outstanding (March 1, 2011) 70,594,331 ISS: Shareholder Value Transfer (vs. 7.5% allowable cap) 11.26% ISS: Average three-year burn rate 2.37% 2011 Incentive Share Plan Aspen's Burn Rate of 2.37% is Lower than Cap of 3.04% of shares outstanding = AHL PASSES (1) Under ISS's policy requirements, Aspen believes that the 2003 options are excludible from the SVT overhang calculation under ISS' 2008 6 Year+ Option policy